SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 27, 2012

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

12724 Gran Bay Parkway West, Suite 150, Jacksonville, FL  32258
(Address of principal executive offices)

(800) 342-2824
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2012, the Board of Directors of Atlantic Coast Financial Corporation (the “Company”) received a letter from Jay Sidhu announcing his resignation as Chairman of the Board of Directors of the Company, as a member of the Board of Directors of Atlantic Coast Bank (the “Bank”) and as Chairman of the Risk Committee. In addition, Mr. Sidhu announced that he would not seek re-election to the Company’s Board following the expiration of his term in 2014.  Mr. Sidhu is also currently a member of the Executive and Capital Committees.

Mr. Sidhu stated in his letter that he believes the Board is “failing to act to mitigate or significantly reduce risks facing the Bank and the Company.”  In addition, Mr. Sidhu stated that certain recommendations were not implemented “with debate centered on issues of speed of implementation and style rather than performance, shareholder value creation and good governance.”

Mr. Sidhu’s letter is attached as Exhibit 17 to this Current Report on Form 8-K.

Item 7.01                      Regulation FD Disclosure

The Board of Directors of the Company and the Bank accepted Mr. Sidhu’s resignations noted above.  A majority of the Board of Directors believes that the Company has disclosed its risk management process accurately and is managing risk consistent with applicable banking regulations.  The Board has established a framework for managing the various risks at the Bank.  A separate risk committee of the Board was formed in 2011 to assist the Board in overseeing the Bank Board and management committees.  Three other committees also focus on various risks of the Bank including the Risk Management Committee which oversees enterprise risk management, the Asset Liability Committee which oversees interest rate and liquidity risk and the Loan Committee which manages credit risk.

A majority of the Board of Directors also believes that certain recommendations for Board action were considered by the Board and not implemented because they were not in the best interests of all shareholders and did not reflect the appropriate strategic direction for the Company and the Bank.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.                                Description

17	Letter from Jay Sidhu, dated April 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: May 3, 2012	By: /s/ G. Thomas Frankland
G. Thomas Frankland
President and Chief Executive Officer
(Duly Authorized Representative)